Exhibit 10.6

TOKAI PHARMACEUTICALS, INC.

Incentive Stock Option Agreement

Granted Under 2014 Stock Incentive Plan

1.	Grant of Option.

(a) This agreement evidences the grant by Tokai Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on [            ] (the “Grant Date”) to [                    ], an employee of the Company (the “Participant”) of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2014 Stock Incentive Plan (the “Plan”), a total of [                ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), at an exercise price of $[    ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                ] (the “Final Exercise Date”).

(b) It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

(a) This option shall become exercisable (“vest”) as to [            ] of the shares underlying the option on [                    ] and as to an additional [        ] of the original number of shares on the first day of each successive [            ] thereafter until [                    ].

(b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(c) 1[Notwithstanding anything herein to the contrary, the option shall automatically vest with respect to all of the Shares not already vested and shall become exercisable in full upon the consummation of a Change of Control Event.

(d) For the purposes of this option, a “Change of Control Event” shall mean (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of outstanding securities entitled to vote generally in the election of directors of the Company (“Company Voting Securities”) immediately prior to such transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction in substantially the same proportions as

[1]	Include Sections 2(c) and (d) if change of control acceleration desired.

their ownership of Company Voting Securities immediately prior to such merger or consolidation ), or (ii) the sale of all or substantially all of the assets of the Company to any other corporation or other entity.]

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of
Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. “Cause” shall have the meaning set forth in any employment or other agreement between the Participant and the Company or, in the absence of such an agreement, shall mean, in the good faith determination of the Company, the Participant has: (i) committed gross negligence or willful malfeasance in the performance of the Participant’s work or duties; (ii) committed a breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentiality obligations to the Company; (iii) failed to follow the proper directions of the Participant’s direct or indirect supervisor after written notice of such failure; (iv) been convicted of, or pleaded “guilty” or “no contest” to, any misdemeanor relating to the affairs of the Company or any felony; (v) disregarded the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (vi) engaged in intentional acts that have generated material adverse publicity toward or about the Company.

4.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.	Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

TOKAI PHARMACEUTICALS, INC.

By:
Name:
Title:

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Signature of Participant

Print Name of Participant

Street Address

City/State/Zip Code

ANNEX A

TOKAI PHARMACEUTICALS, INC.

Stock Option Exercise Notice

Tokai Pharmaceuticals, Inc.

One Broadway, 14th floor

Cambridge, MA 02142

Dear Sir or Madam:

I,                                  (the “Participant”), hereby irrevocably exercise the right to purchase                  shares of the Common Stock, $0.001 par value per share (the “Shares”), of Tokai Pharmaceuticals, Inc. (the “Company”) at $         per share pursuant to the Company’s 2014 Stock Incentive Plan and a stock option agreement with the Company dated                      (the “Option Agreement”). Enclosed herewith is a payment of $        , the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature of Participant

Print Name of Participant

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):